Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of our report dated May 21, 2012 relating to the financial statements, the financial statements schedule, and the effectiveness of internal control over financial reporting, which appears in Integrated Device Technology’s Annual Report on Form 10-K for the year ended April 1, 2012. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

San Jose, California

July 11, 2012